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                                                                     Exhibit 4.9


                                                                  EXECUTION COPY

                                  AMENDMENT TO
                               LIQUIDITY AGREEMENT

          THIS AMENDMENT TO LIQUIDITY AGREEMENT (this "Amendment") is dated as of May 29, 1996 among NATIONAL FLEET FUNDING CORPORATION, a Delaware corporation ("NFC") and CITIBANK, N.A., as the Liquidity Agent for the Liquidity Lenders (the "Liquidity Agent").

                                   WITNESSETH:

          WHEREAS, NFC and the Liquidity Agent are parties to that certain Liquidity Agreement dated as of June 7, 1995 (the "Liquidity Agreement");

          WHEREAS, NFC and the Liquidity Agent desire to amend certain defined terms set forth in the Definitions List attached as Annex A to the Liquidity Agreement;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree, upon the terms and subject to the conditions set forth below, as follows:

          Section 1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Definitions List dated as of June 7, 1995 and annexed to the Liquidity Agreement as Annex A, as such Definitions List may be further amended, supplemented, restated or otherwise modified from time to time (the "Definitions List").

          Section 2. Amendments to the Definitions List. (a) The definition of each of the terms set forth below is amended and restated in its entirety as set forth below:

          "A Support Credit Disbursement" means an amount paid under an A Support Letter of Credit Agreement pursuant to a Certificate of A Support Credit Demand.

          "A Support Credit Enhancer" means GM, and any successor thereto or replacement thereof or addition thereto pursuant to the A Support Letter of Credit Agreement and any Reduction Support Credit Enhancer.


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          "A Support Event of Default" shall, with respect to GM, have the meaning specified in Section 2.9 of the A Support Reimbursement Agreement with GM and, with respect to any Reduction Support Credit Enhancer, shall have the meaning specified in the applicable Reduction Support Agreement.

          "A Support Event of Default Disbursement" means an amount paid under an A Support Letter of Credit Agreement as a result of an Event of Default by the A Support Credit Enhancer as defined in such A Support Letter of Credit Agreement.

          "A Support Letter of Credit Agreement" means the Letter of Credit Agreement, dated as of June 7, 1995, between GM and the A Credit Enhancer, providing for the reimbursement of the A Credit Enhancer for draws under the A Letter of Credit and any Reduction Support Agreement.

          "A Support Liquidity Disbursement" means an amount paid under an A Support Letter of Credit Agreement pursuant to a Certificate of A Support Liquidity Demand.

          "A Support Reimbursement Agreement" means (a) the A Support Reimbursement Agreement, dated as of June 7, 1995, among National, NFC and GM, substantially in the form of Exhibit I-3 to the Liquidity Agreement and (b) any Reduction Support Reimbursement Agreement, in each case, as such agreement referred to in (a) or (b) may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

          "A Support Termination Disbursement" means an amount paid under an A Support Letter of Credit Agreement pursuant to a Certificate of A Support Termination Demand.

          "Certificate of A Support Credit Demand" means a certificate in the form of Annex A to the applicable A Support Letter of Credit Agreement.

          "Certificate of A Support Liquidity Demand" means a certificate in the form of Annex B to the applicable A Support Letter of Credit Agreement.

          "Certificate of A Support Reduction Demand" means a certificate in the form of Annex D to the A Support Letter of Credit Agreement with GM.

          "Certificate of A Support Termination Demand" means a certificate in the form of Annex C to the applicable A Support Letter of Credit Agreement.

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   (b)  The following terms are hereby added to the Definitions List:

          "A Support Commitment" means as of any day (a) with respect to GM, the GM Letter of Credit Commitment, and (b) with respect to any Reduction Support Credit Enhancer, the amount of credit support such Reduction Support Credit Enhancer has agreed to provide to the A Credit Enhancer pursuant to its Reduction Support Agreement.

          "Aggregate A Support Commitment" as of any day means the aggregate of all A Support Commitments as of such day.

          "Certificate of Reduction A Support Event of Default Demand" means a certificate in the form of Annex D to any Reduction Support Agreement.

          "Potential Reduction A Support Event of Default" means an event which, with the giving of notice or lapse of time or both would constitute a Reduction A Support Event of Default.

          "Reduction Support Agreement" means a Reduction Amount Letter of Credit Agreement or other agreement by a Reduction Support Credit Enhancer to provide Reduction Amount Credit Support.

          "Reduction Support Credit Enhancer" means a party that has entered into a Reduction Amount Letter of Credit Agreement or otherwise agreed to provide Reduction Amount Credit Support.

          "Reduction A Support Event of Default" with respect to any Reduction Support Reimbursement Agreement, shall have the meaning specified in such Reduction Support Reimbursement Agreement.

          "Reduction Support Reimbursement Agreement" means an agreement among a Reduction Support Credit Enhancer, National and NFC pursuant to which National and NFC agree to reimburse such Reduction Support Credit Enhancer for amounts paid by such Reduction Support Credit Enhancer pursuant to a Reduction Support Agreement.

          Section 3. Conditions of Effectiveness. The following constitute conditions precedent to the effectiveness of this Amendment:

          (a) The Liquidity Agent, NFC and National shall have received as of the date hereof a copy of the written confirmation delivered to NFC by each of S&P and Moody's to the effect that this Amendment will not result in the

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     downgrading or withdrawal of the then current ratings of the Commercial
     Paper Notes;

          (b) The Liquidity Agent shall have received from NFC (i) a copy of the resolutions of its Board of Directors, certified as of the date hereof by the Secretary thereof, authorizing the execution, delivery and performance of this Amendment and (ii) an incumbency certificate thereof with respect to its officers, agents or other representatives authorized to execute this Amendment;

          (c) GM shall have delivered written consent to this Amendment;

          (d) The Majority Banks shall have delivered written consent to this Amendment;

          (e) NFC shall have delivered written notice of this Amendment to each Placement Agent and each Dealer;

          (f) The Liquidity Agent shall have received an Opinion of Counsel NFC to the effect that (i) this Amendment has been duly authorized, executed and delivered and is the legal, valid and binding obligation of NFC, enforceable against each of them in accordance with its terms, subject to the exceptions set forth therein;

          Section 4. Reference to and Effect on the Related Documents; Ratification. (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Related Documents and any other document to the "Definitions List" or words of like import referring to the Definitions List shall mean and be a reference to the Definitions List as amended hereby and each reference to any of the defined terms referred to in this Amendment shall mean and refer to such defined terms as amended hereby.

          (b) Except as specifically amended above, the Definitions List is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

          Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

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          Section 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers "hereunto duly authorized, as of the date first above written.

                                             NATIONAL FLEET FUNDING CORPORATION

                                             By: /s/    Michael J. Becker
                                                -------------------------------
                                                 Name:  Michael J. Becker
                                                 Title:

                                             CITIBANK, N.A., as Liquidity Agent

                                             By: /s/    Annette M. Marsula
                                                -------------------------------
                                                 Name:  Annette M. Marsula
                                                 Title: Senior Trust Officer

          ACKNOWLEDGED AND AGREED:

          GENERAL MOTORS CORPORATION

          By: /s/   Mark Newman
             -----------------------
             Name:  Mark Newman
             Title: Attorney-in-Fact

          CREDIT SUISSE, A SWISS BANKING
          CORPORATION ACTING THROUGH ITS
          NEW YORK BRANCH, As Agent

          By:/s/    ROGER W. SAYLOR
             -----------------------
             Name:  ROGER W. SAYLOR
             Title: ASSOCIATE

          By:/s/    CARL JACKSON
             -----------------------
             Name:  CARL JACKSON
             Title: MEMBER OF SENIOR
                      MANAGEMENT